Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Checkpoint Therapeutics, Inc.

New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-221493) and Form S-8 (No. 333-216856 and 333-221488) of Checkpoint Therapeutics, Inc. of our report dated March 11, 2020, relating to the financial statements which appears in this Form 10-K.

/s/ BDO USA, LLP

New York, New York

March 11, 2020